EXHIBIT 99.2
News Release

Contact:	Timothy A. Bienek
Chief Financial Officer
Affirmative Insurance Holdings, Inc.
(972) 728-6318
AFFIRMATIVE INSURANCE HOLDINGS’ FINANCIAL STRENGTH RATINGS AFFIRMED BY A.M. BEST WITH OUTLOOK
RAISED TO POSITIVE;
COMPANY SAYS HURRICANE RITA LOSSES ARE NEGLIGIBLE
ADDISON, Texas (October 11, 2005) – Affirmative Insurance Holdings, Inc. (NASDAQ: AFFM), a producer and provider of personal non-standard automobile insurance, announced today that A.M. Best Co. has affirmed the financial strength rating of B+ (Very Good) for Affirmative Insurance Group. Concurrently, A.M. Best has assigned issuer credit ratings of “bb-” to Affirmative Insurance Holdings, Inc. and “bbb-” to its insurance companies. All rating outlooks have been changed from stable to positive.
In addition, the Company reported it has experienced negligible losses from Hurricane Rita. Company officials said that, based on preliminary claims information, pre-tax losses are estimated to be less than $100,000, which would be attributable to the Company’s third quarter ended September 30, 2005.
About Affirmative Insurance Holdings, Inc.
Headquartered in Addison, Texas, Affirmative Insurance Holdings, Inc., is a producer and provider of personal non-standard automobile insurance policies to individual consumers in highly targeted geographic markets. Affirmative currently offers products and services in 12 states, including Texas, Illinois, California and Florida.
Forward-Looking Statements Disclosure
Certain information in this news release and other statements or materials are not historical facts but are forward-looking statements relating to such matters as: assumed future results of the Company’s business; financial condition; liquidity; results of operations; plans; and objectives. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors which, among others, could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance, results of the Company’s business, and the other matters referred to above include, but are not limited to: general volatility of the non-standard personal automobile and reinsurance markets; the market price of our common stock; changes in business strategy; severe weather conditions; availability, terms and deployment of capital; the degree and nature of competitor product and pricing activity; changes in the non-standard personal automobile insurance industry, interest rates or the general economy; identification and integration of potential acquisitions; claims experience; availability of qualified personnel; and the loss of one or more members of the Company’s management team.
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